 As filed with the Securities and Exchange Commission on October 10, 1995
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  10549
                  __________________________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       UNITED STATES FILTER CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                           33-0266015
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                           73-710 Fred Waring Drive
                         Palm Desert, California 92260
                   (Address of principal executive offices)

                       Stock Option Agreements Under the
                         Liquipure Technologies, Inc.
                       (formerly Conventure Corporation)
                            1989 Stock Option Plan
                           (Full title of the plan)

                           Damian C. Georgino, Esq.
                  Vice President, General Counsel & Secretary
                       United States Filter Corporation
                           73-710 Fred Waring Drive
                         Palm Desert, California 92260
                    (Name and address of agent for service)

                                (619) 340-0098
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                        Proposed Maximum     Proposed Maximum
Title of securities    Amount to be     Offering price       aggregate offering       Amount of
to be registered       registered (1)   per share            price                    registration fee (2)
--------------------------------------------------------------------------------------------------------------
Common Stock
($.01 per share).....  302 shares       $2.02   (2)             $610.04                $100
--------------------------------------------------------------------------------------------------------------

(1) Plus, in accordance with Rule 416, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Employee Plan was calculated pursuant to Rule 457(h) using the price at which such options may be exercised.

     This Registration Statement is being filed to register an additional 302 shares of Common Stock of United States Filter Corporation (the "Company") as a result of an administrative correction in the number of shares issuable pursuant to the option agreements under the Liquipure Technologies, Inc. (formerly Conventure Corporation) 1989 Stock Option Plan, which agreements were assumed by the Company in connection with the Company's acquisition of Liquipure Technologies, Inc.. The contents of the Company's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 4, 1994 (Registration No. 33-82424) are hereby incorporated herein by reference.

                                    PART II


Exhibits:



     4.0) Liquipure Technologies, Inc. (formerly Conventure Corporation) 1989 Stock Option Plan. *


     4.1)  Form of Stock Option Agreement.  *



     5.0) Opinion of Donald L. Bergmann, Esq. regarding the legality of the securities registered hereunder.


     23.1) Consent of KPMG Peat Marwick LLP (included on signature page).


     23.2) Consent of Donald L. Bergmann, Esq. (included in Exhibit 5.0).






     _______________________

     * Filed with The Commission on August 4, 1994 as an Exhibit to the Company's Registration Statement on Form S-8, Registration No. 33-82424 and incorporated by reference

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on October 6, 1995.

                                   UNITED STATES FILTER CORPORATION



                                   By: /s/ RICHARD J. HECKMANN
                                       _________________________________________
                                           Richard J. Heckmann
                                           President and Chief Executive Officer


     KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact- and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the following Power of Attorney have been signed by the following persons in the capacities and on the date indicated:


      Signature                                 Title                                  Date
      ---------                                 -----                                  ----


/S/ RICHARD J. HECKMANN
_____________________________      Chairman of the Board, President            October 6, 1995
    Richard J. Heckmann            and Chief Executive Officer



/S/ KEVIN L. SPENCE
_____________________________      Chief Financial Officer                     October 6, 1995
    Kevin L. Spence                (Principal Accounting Officer)

      Signature                                     Title                                              Date
      ---------                                     -----                                              ----


/S/ MICHAEL J. REARDON
________________________________                   Director                                     October 6, 1995
    Michael J. Reardon


/S/ TIM L. TRAFF
________________________________                   Director                                     October 6, 1995
    Tim L. Traff


/S/ JAMES R. BULLOCK
________________________________                   Director                                     October 6, 1995
    James R. Bullock


/S/ JAMES E. CLARK
________________________________                   Director                                     October 6, 1995
    James E. Clark


/S/ JOHN L. DIEDERICH
________________________________                   Director                                     October 6, 1995
    John L. Diederich


/S/ J. ATWOOD IVES
________________________________                   Director                                     October 6, 1995
    J. Atwood Ives


/S/ ARTHUR B. LAFFER
________________________________                   Director                                     October 6, 1995
    Arthur B. Laffer


/S/ ALFRED E. OSBORNE, JR.
________________________________                   Director                                     October 6, 1995
    Alfred E. Osborne, Jr.


/S/ C. HOWARD WILKINS, JR.
________________________________                   Director                                     October 6, 1995
    C. Howard Wilkins, Jr.

                             Accountants' Consent
                             --------------------



To the Board of Directors and Shareholders
United States Filter Corporation:


We consent to incorporation by reference in the Registration Statement on Form S-8 of United States Filter Corporation of our reports dated June 1, 1995 relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended March 31, 1995, which report appears in the March 31, 1995 annual report on Form 10-K of United States Filter Corporation.


                                                 KPMG Peat Marwick LLP

Orange County, California

October 6, 1995

                                 EXHIBIT INDEX

Exhibit                                                                 Sequential
Number                          Exhibit Description                     Page Number
------                          -------------------                     -----------

4.0         Liquipure Technologies, Inc. (formerly Conventure
            Corporation) 1989 Stock Option Plan............................  n/a


4.1         Form of Stock Option Agreement.................................  n/a



5.0         Opinion of Donald L. Bergmann regarding the legality
            of the securities registered...................................


23.1        Consent of KPMG Peat Marwick LLP
            (included on signature page)...................................  n/a


23.2        Consent of Donald L. Bergmann (included in Exhibit 5)..........  n/a